Exhibit 4.2
Titan International, Inc.
And Each of the Guarantors Party Hereto
8% SENIOR UNSECURED NOTES DUE 2012

First Supplemental Indenture
Dated as of September 14, 2010

to
Indenture
Dated as of December 28, 2006

U.S. Bank National Association
Trustee

     FIRST SUPPLEMENTAL INDENTURE (the “First Supplemental Indenture”), dated as of September 14, 2010, between TITAN INTERNATIONAL, INC., an Illinois corporation (the “Company”), certain of its subsidiaries, and U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”), under an Indenture dated as of December 28, 2006 (the “Indenture”).
W I T N E S S E T H:
     WHEREAS, Section 9.02 of the Indenture provides, among other things, that, with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, the Company, the Guarantors party to the Indenture (the “Guarantors”) and the Trustee may amend or supplement the Indenture; and
     WHEREAS, all things necessary to make this First Supplemental Indenture a valid supplement to the Indenture in accordance with its terms have been done;
     NOW, THEREFORE, the parties hereto hereby agree as follows:
     Section 1. Effectiveness of First Supplemental Indenture. This First Supplemental Indenture shall become effective as of the date hereof provided that the amendments to the Indenture set forth in Section 2 shall not become operative until the date (the “Amendment Effective Date”) that at least a majority of the aggregate principal amount outstanding of the Notes are accepted for purchase by the Company pursuant to the Offer to Purchase and Consent Solicitation Statement dated August 31, 2010.
     Section 2. Amendments to Indenture.
     (a) The following definitions are hereby added to Section 1.01 of the Indenture:
     “Amendment Effective Date” shall mean the “Amendment Effective Date” as defined in the First Supplemental Indenture.
     “First Supplemental Indenture” shall mean that certain First Supplemental Indenture, dated as of the date hereof, between the Company, the Guarantors and the Trustee.
     (b) Section 4.03 of the Indenture will be deleted in its entirety and replaced by the following:
     Section 4.03. [INTENTIONALLY OMITTED].
     (c) Section 4.04 of the Indenture will be deleted in its entirety and replaced by the following:
     Section 4.04. [INTENTIONALLY OMITTED].
     (d) Section 4.05 of the Indenture will be deleted in its entirety and replaced by the following:
          Section 4.05. [INTENTIONALLY OMITTED].

     (e) Section 4.06 of the Indenture will be deleted in its entirety and replaced by the following:
          Section 4.06. [INTENTIONALLY OMITTED].
     (f) Section 4.07 of the Indenture will be deleted in its entirety and replaced by the following:
          Section 4.07. [INTENTIONALLY OMITTED].
     (g) Section 4.08 of the Indenture will be deleted in its entirety and replaced by the following:
          Section 4.08. [INTENTIONALLY OMITTED].
     (h) Section 4.09 of the Indenture will be deleted in its entirety and replaced by the following:
          Section 4.09. [INTENTIONALLY OMITTED].
     (i) Section 4.10 of the Indenture will be amended to add a new subsection (f) to read as follows:
(f)	The foregoing provisions of this Section 4.10 shall not apply with respect to any Asset Sale consummated after the Amendment Effective Date.
     (j) Section 4.11 of the Indenture will be deleted in its entirety and replaced by the following:
          Section 4.11. [INTENTIONALLY OMITTED].
     (k) Section 4.12 of the Indenture will be deleted in its entirety and replaced by the following:
          Section 4.12. [INTENTIONALLY OMITTED].
     (l) Section 4.13 of the Indenture will be deleted in its entirety and replaced by the following:
          Section 4.13. [INTENTIONALLY OMITTED].
     (m) Section 4.14 of the Indenture will be deleted in its entirety and replaced by the following:
          Section 4.14. [INTENTIONALLY OMITTED].
     (n) Section 4.16 of the Indenture will be deleted in its entirety and replaced by the following:

          Section 4.16. [INTENTIONALLY OMITTED].
     (o) Section 4.18 of the Indenture will be deleted in its entirety and replaced by the following:
          Section 4.18. [INTENTIONALLY OMITTED].
     (p) Section 4.19 of the Indenture will be deleted in its entirety and replaced by the following:
          Section 4.19. [INTENTIONALLY OMITTED].
     (q) Clause (4) Section 5.01 of the Indenture will be deleted in its entirety and replaced by the following:
          (4) [Intentionally Omitted]
     (r) The following clauses (3), (5) and (6) of Section 6.01 of the Indenture will be deleted in their entirety and replaced with the following:
(3) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Sections 4.15 or 5.01of this Indenture;
(5) [Intentionally Omitted]
(6) [Intentionally Omitted]
     Section 3. Waiver. Subject to the Company’s performance of its obligation under Section 9.02 of the Indenture to notify Holders of the effectiveness of this First Supplemental Indenture, all Defaults and Events of Default that may exist under the Indenture at the Amendment Effective Date are hereby waived.
     Section 4. Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE AND THE INDENTURE AS AMENDED HEREBY.
     Section 5. Terms Defined. Capitalized terms used in this First Supplemental Indenture and not otherwise defined herein shall have the respective meanings set forth in the Indenture, as amended hereby.
     Section 6. Counterparts. This First Supplemental Indenture may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument.
     Section 7. Severability Clause. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, to the extent permitted by law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 8. Ratification. Except as expressly amended by this First Supplemental Indenture, each provision of the Indenture shall remain in full force and effect, and, as amended hereby, the Indenture is in all respects agreed to, ratified and confirmed by each of the Company, the Guarantors and the Trustee.
* * *

     IN WITNESS WHEREOF, the undersigned have caused this First Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

TITAN INTERNATIONAL, INC.
By	/s/ Maurice M. Taylor, Jr.
	Name:	Maurice M. Taylor, Jr.
	Title:	Chief Executive Officer

GUARANTORS:

TITAN MARKETING SERVICES, INC.
TITAN WHEEL CORPORATION OF ILLINOIS
TITAN WHEEL CORPORATION OF IOWA
TITAN WHEEL CORPORATION OF SOUTH CAROLINA
TITAN WHEEL CORPORATION OF VIRGINIA
TITAN INVESTMENT CORPORATION
TITAN TIRE CORPORATION
TITAN TIRE CORPORATION OF BRYAN
TITAN TIRE CORPORATION OF FREEPORT
TITAN TIRE CORPORATION OF NATCHEZ
TITAN TIRE CORPORATION OF TEXAS
TITAN DISTRIBUTION, INC.
DYNEER CORPORATION
DICO, INC.
AUTOMOTIVE WHEELS, INC.
NIEMAN’S, LTD.

By	/s/ Maurice M. Taylor, Jr.
	Name:	Maurice M. Taylor, Jr.
	Title:	Chief Executive Officer
First Supplemental Indenture

U.S. BANK NATIONAL ASSOCIATION
By	/s/ Ann M. Forey
	Name:	Ann M. Forey
	Title:	Vice President
First Supplemental Indenture